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                                                                Exhibit 5.1


                          PARKER DURYEE ROSOFF & HAFT

                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017


                                                          March 11, 1997


Conserver Corporation of America
2655 Le Jeunne Road
Coral Gables, Florida 33134


                    Re:  Registration Statement on Form S-1
                         Under the Securities Act of 1933
                         ----------------------------------

Gentlemen:

    In our capacity as counsel to Conserver Corporation of America, a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a registration statement on Form S-1 as amended, heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 3,000,000 shares (the "Initial Common Stock") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), (ii) 3,000,000 Redeemable Common Stock Purchase Warrants to purchase an identical number of shares of Common Stock (the "Warrants"), (iii) 3,000,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Stock"), (iv) 450,000 shares of Common Stock (the "Over-Allotment Stock"), (v) 450,000 Warrants to purchase an identical number of shares of Common Stock (the "Over-Allotment Warrants"),
(vi) 450,000 shares of Common Stock issuable upon exercise of the Over-Allotment Warrants (the "Over-Allotment Warrant Stock"), (vii) (A) 300,000 shares of Common Stock (the "Underwriters' Stock"), and (B) 300,000 Warrants to purchase an identical number of shares of Common Stock (the "Underwriters' Warrants") which may be acquired upon exercise of an option granted to the underwriter named in the Registration Statement, and (viii) 300,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants (the "Underwriters' Warrants (the "Underwriters' Warrant Stock").

    In that connection, we have examined the Certificate of Incorporation, and the By-laws, each as amended, of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, Warrants, Warrant Stock, Over-Allotment Stock, Over-Allotment Warrants, Over-Allotment Warrant Stock, Underwriters' Warrants, Underwriters' Stock, the Underwriters' Warrant Stock, respectively, and such other instruments and documents as we have deemed relevant under the circumstances.


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Conserver Corporation of America
MARCH 11, 1997
Page 2

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Initial Common Stock, the Warrant Stock, Over-Allotment Stock, Over-Allotment Warrant Stock, Underwriters' Stock and Underwriters' Warrant Stock have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

     3. The Warrants, Over-Allotment Warrants, Underwriters' Warrants have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                         Very truly yours,

                                         PARKER DURYEE ROSOFF & HAFT



                                         /s/ Parker Duryee Rosoff & Haft